SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

300 United Center

500 Virginia Street, East

Charleston, West Virginia 25301

(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

United Bankshares, Inc. (“United” or the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) on May 21, 2014 in McLean, Virginia. At the Meeting, shareholders voted on all proposals outlined in the Company’s proxy statement (the “Proxy Statement”) which were: (1) to elect fifteen (15) persons to serve as directors of the Company for a one-year term expiring at the 2015 Annual Meeting; (2) to ratify the selection of Ernst & Young LLP, as the independent registered public accounting firm for the fiscal year ending December 31, 2014; and (3) to approve, on an advisory basis, the compensation of United’s named executive officers. The proposals are described in detail in the Proxy Statement mailed to shareholders on or about April 4, 2014. The voting results for the proposals appear below.

Proposal 1. Election of Directors:

	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Richard M. Adams	44,544,976	1,749,494	—	12,979,518
Robert G. Astorg	44,584,402	1,710,068	—	12,979,518
W. Gaston Caperton, III	44,398,574	1,895,896	—	12,979,518
Peter A. Converse	44,523,636	1,770,834	—	12,979,518
Lawrence K. Doll	44,597,826	1,696,644	—	12,979,518
W. Douglas Fisher	45,602,044	692,426	—	12,979,518
Theodore J. Georgelas	44,661,200	1,633,270	—	12,979,518
Douglas J. Leech	44,419,793	1,874,677	—	12,979,518
John M. McMahon	42,754,429	3,540,041	—	12,979,518
J. Paul McNamara	44,613,770	1,680,700	—	12,979,518
Mark R. Nesselroad	45,626,750	667,720	—	12,979,518
William C. Pitt, III	44,598,658	1,695,812	—	12,979,518
Mary K. Weddle	45,635,516	658,954	—	12,979,518
Gary G. White	45,608,169	686,301	—	12,979,518
P. Clinton Winter, Jr.	44,561,915	1,732,555	—	12,979,518

Proposal 2. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014:

For	Against	Abstentions	Broker Non-Votes
56,956,876	2,164,485	153,736	—

Proposal 3. Approval, on an advisory basis, the compensation of United’s named executive officers:

For	Against	Abstentions	Broker Non-Votes
43,364,971	1,911,562	1,019,046	12,979,518

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: May 23, 2014	By:	/s/ Steven E. Wilson
Steven E. Wilson, Executive Vice
President, Treasurer, Secretary and
Chief Financial Officer